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                                                                   Exhibit 10.10

                                                                       Exhibit A

                             STOCKHOLDERS AGREEMENT

                  STOCKHOLDER AGREEMENT (the "Agreement"), dated as of August 25, 1998 by and among PCA INTERNATIONAL, INC., a North Carolina corporation (the "Company"), JUPITER PARTNERS II L.P., a Delaware limited partnership ("Jupiter"), and the employee of the Company named on the signature page hereto (the "Employee"). Capitalized terms used herein and not otherwise defined shall have the meanings specified in Section 1.

                             W I T N E S S E T H :

                  WHEREAS, pursuant to that certain Stock Option Plan (1998) of the Company (the "Plan"), the Company is granting to the Employee an option to purchase shares of Common Stock, subject to the terms and conditions set forth in the Plan and the related option agreement; and

                  WHEREAS, the parties hereto wish to provide for certain rights and obligations with respect to the transfer, purchase and other rights affecting the Common Stock.

                  NOW, THEREFORE, the parties hereto agree as follows:

                  Section 1. Certain Definitions. For the purposes of this Agreement, the following terms and phrases have the following meanings:

                  "Affiliate" means, (i) with respect to any natural Person, the spouse of such Person, either parent of such Person or of such Person's spouse, any descendant of any such parent, or any relative of such Person who has the same home as such Person, and (ii) with respect to any other Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person. For purposes of this definition, the term "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Affiliated Transferee," with respect to the Principal Stockholder, means (i) any Affiliate of the Principal Stockholder, (ii) any employee or partner of the Principal Stockholder or (iii) any employee or partner of any Affiliate of the Principal Stockholder.

                  "Board" means the Board of Directors of the Company.

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                  "Change in Control" as used herein means any time when (i)
Jupiter has received cash proceeds from the sale of 50% or more of the Common Stock purchased on the Effective Date, and (ii) the Company has not completed an Initial Public Offering and is not public following the transaction by which Jupiter sold its stake.

                  "Common Stock" means the shares of common stock, par value $.20 per share, of the Company and any other shares into which such common stock shall thereafter be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like.

                  "Drag-Along Right" shall have the meaning specified in Section 2.5.

                  "Effective Date" means August 25, 1998.

                  "Encumbrance" means any mortgage, lien, security interest, pledge, claim, option, right of first refusal or other like encumbrance with respect to any share of Common Stock, and "Encumber" shall have a correlative meaning.

                  "Fair Market Value" of a share of Common Stock as of any determination date shall be determined by the Committee (as defined in the Plan) in its sole discretion (taking into consideration the lack of liquidity and non-control nature of such share); provided, however, that in no event shall the Fair Market Value of any share of Common Stock be less than its par value and; provided, further, that if such determination date occurs at a time when the Common Stock is publicly-traded following an Initial Public Offering, the Fair Market Value of a share of Common Stock shall be the average of the last reported sale prices of the Common Stock for the 30 consecutive days immediately preceding the date on which such determination is to be made, as reported by NASDAQ National Market System or a national securities exchange.

                  "Fully Diluted Shares" shall mean the total number of the Company's outstanding shares of Common Stock on a fully diluted, fully converted basis (assuming the exercise of all options and other securities convertible or exchangeable into or exercisable for Common Stock).

                  "Initial Public Offering" means the first public offering of Common Stock pursuant to an effective registration statement under the Securities Act after the Effective Date which results in the listing of such Common Stock on a national securities exchange or the quotation of such Common Stock on NASDAQ National Market System.

                  "in-the-money," with respect to options or other securities convertible into Common Stock, shall mean any options or other such securities the Fair Market Value of whose underlying shares of Common Stock exceeds the then applicable exercise price.

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                  "Involuntary Transfer," with respect to any shares of Common
Stock, means any involuntary Transfer, proceeding or action (other than a Transfer on the death of the Employee) by or in which the Employee (or his/her Permitted Transferee) shall be deprived or divested of any right, title or interest in or to any of his/her shares of Common Stock, including, without limitation, any seizure under levy of attachment or execution, any Transfer in connection with bankruptcy (whether pursuant to the filing of a voluntary or an involuntary petition under any applicable bankruptcy law) or other court proceeding to a debtor-in-possession, trustee in bankruptcy or receiver or other officer or agency, any Transfer to a state or to a public officer or agency pursuant to any statute pertaining to escheat or abandoned property, any Transfer pursuant to a divorce action or any Transfer upon or occasioned by the legal incompetence of the Employee (or his/her Permitted Transferee) or any Transfer to a legal representative of the Employee (or his/her Permitted Transferee).

                  "Notice" shall have the meaning specified in Section 2.4.

                  "Option Shares" shall mean any shares of Common Stock issued to the Employee pursuant to the exercise of options granted under the Plan or pursuant to the exercise of Roll-over Options.

                  "Option Share Purchase Offer" shall have the meaning specified in Section 2.4.

                  "Permitted Transferee" means, with respect to the Employee,
(a) the spouse, parents, parents-in-law or siblings (by blood or adoption) of the Employee or the lineal descendants (by blood or adoption) of the Employee or the Employee's spouse, parents or siblings, (b) a trust, the beneficiaries of which include only the Employee or such spouse, parents, or siblings (by blood or adoption) of the Employee or the lineal descendants (by blood or adoption) of the Employee or the Employee's spouse, parents or siblings, or a charitable trust that is an Affiliate of the Employee or (c) upon the Employee's death or disability, the executors, administrators, testamentary trustees, legatees, beneficiaries or representatives of the Employee.

                  "Person" shall mean an individual, firm, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

                  "Plan" shall have the meaning specified in the recitals to this Agreement.

                  "Principal Stockholder" shall mean Jupiter and, where the context refers to the ownership by the Principal Stockholder of Common Stock, shall also mean its Affiliated Transferees who own Common Stock.

                  "Prospective Transferee" shall have the meaning specified in
Section 3.

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                  "Roll-over Options" shall mean options held by the Employee prior to the Effective Date that have been rolled over or retained by the Employee.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Tag-Along Common Stock" shall have the meaning specified in
Section 2.4.

                  "Tag-Along Notice" shall have the meaning specified in Section 2.4.

                  "Tag-Along Right" shall have the meaning specified in Section 2.4.

                  "Transfer," with respect to any shares of Common Stock, means any transfer, assignment, sale, gift, pledge, hypothecation or other disposition of Common Stock or of all or part of the voting power (other than the granting of a revocable proxy) associated with the Common Stock whatsoever, or any other transfer of beneficial ownership of Common Stock, including, without limitation, any Involuntary Transfer; and "Transferee" shall have a correlative meaning.

                  Section 2. Restrictions on Transfer.

                  2.1 Common Stock Subject To This Agreement. Unless otherwise provided herein, all Option Shares hereafter acquired by any Employee or any Transferee thereof (including any Person who acquires Option Shares by means of an Involuntary Transfer) shall be subject to the terms of this Agreement.

                  2.2 General Restriction.

                           2.2.1 General. The Employee agrees that he/she will
not, directly or indirectly, make any Transfer of any Option Shares, except in compliance with the Securities Act and this Agreement. The Employee further agrees (i) that any direct or indirect Transfer of Option Shares will be made only in compliance with Section 3 (Transferees Subject to Agreement), to the extent applicable, (ii) to be bound by the provisions of Section 2.5 (Drag-Along Right) with respect to his/her Option Shares, and (iii) that he/she shall not Encumber his/her Option Shares without the consent of the Board. Any Transfer effected, or purported or attempted to be effected, not in accordance with the terms and conditions of this Agreement shall be void and of no effect. In connection with any voided Transfer, the Company may hold and refuse to transfer any Option Shares or certificate therefor tendered for transfer, in addition and without prejudice to any and all other rights and remedies which may be available.

                           2.2.2 Involuntary Transfer. Any Person who acquires
Option Shares from the Employee by means of an Involuntary Transfer shall be deemed to have

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become a party to this Agreement and shall be bound by the terms hereof;
provided, that prior to the Company transferring such Option Shares on its books and records to such Person and prior to the exercise by such Person of any rights hereunder, such Person shall have delivered an appropriate document, in form and substance reasonably satisfactory to the Company, confirming that such Person takes such shares subject to the terms and conditions of this Agreement, and such Person thereupon shall be deemed to be a Permitted Transferee of the Employee.

                  2.3 Transfers of Option Shares.

                           2.3.1 The Employee agrees that he/she will not,
directly or indirectly, Transfer any Option Shares except, subject to compliance with Section 3 (Transferees Subject to Agreement), (i) Transfers of Option Shares pursuant to the procedures, and subject to the limitations, set forth in
Section 2.4 (Tag-Along Right) or Section 2.5 (Drag-Along Right), or (ii) Transfers of Option Shares to the Company, or (iii) Transfers of Option Shares to any Permitted Transferee of the Employee, or (iv) Transfers of Option Shares to any Person pursuant to an Involuntary Transfer; provided that, in the case of this clause (iv), such Person shall have delivered an appropriate document, in form and substance reasonably satisfactory to the Company, confirming that such Person takes such shares subject to the terms and conditions of this Agreement.

                           2.3.2 Notwithstanding the preceding paragraph,
the Employee may sell or transfer any Option Shares pursuant to the appropriate provisions herein on the earlier of (i) Initial Public Offering of the Company's Common Stock, or (ii) the date Jupiter owns less than 20% of the Common Stock it held as of the Effective Date, or (iii) seven years and six months following the date of grant of the option pursuant to which any Option Shares were issued. Any sale made following an Initial Public Offering but prior to the occurrence of the conditions set forth in (ii) or (iii) of the preceding sentence may be made only in proportion to sales concurrently being made by Jupiter. For purposes of this provision, proportionality will be measured by including all Option Shares and Roll-over Options that are not subject to repurchase rights pursuant to
Section 2.6 and all options (other than Roll-over Options) that are exercisable and in-the-money.

                           2.3.3 If the Company is not public and Jupiter owns
less than 20% of the Common Stock it held as of the Effective Date, Employee sales are only subject to normal securities law limitations.

                           2.3.4 The Employee may not elect to sell Option
Shares that are still subject to the repurchase rights pursuant to Section 2.6.

                  2.4 Tag-Along Right. Other than in connection with the exercise of the Drag-Along Right, in the event that the Principal Stockholder shall receive a bona fide offer by a third party to purchase shares of Common Stock (a "Purchase Offer") from it, the Principal Stockholder shall either decline such Purchase Offer or, if the Principal Stockholder determines to accept such Purchase Offer, then, prior to accepting any

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Purchase Offer, arrange for the proposed purchaser to make, in addition to the
Purchase Offer, a bona fide offer to purchase, upon the same terms and conditions as the Purchase Offer, from the Employee a proportional number of the Employee's shares of Common Stock and then exercisable options (the "Option Share Purchase Offer"). In the event an Option Share Purchase Offer is made, the Principal Stockholder shall give the Employee written notice thereof (the "Notice") specifying (i) the number of shares of Common Stock that the Employee may sell, and (ii) the terms (including the price and the proposed date of consummation thereof), of such Option Share Purchase Offer. Upon receipt of the Notice, the Employee shall have the right (the "Tag-Along Right") to sell that number of shares of Common Stock equal to (A) the product of (a) the total number of shares of Common Stock proposed to be purchased in the Purchase Offer, the Option Share Purchase Offer and similar offers being made to other stockholders of the Company concurrently with the Purchase Offer, and (b) a fraction, the numerator of which shall be the number of shares of Tag-Along Common Stock (as defined below) owned by the Employee and the denominator of which shall be the number of shares of Common Stock owned by the Principal Stockholder plus the number of shares of Tag-Along Common Stock owned by all stockholders electing to participate in such sale. For purposes of the foregoing, "Tag-Along Common Stock" shall mean all shares of Common Stock and Roll-over Options that are not subject to Repurchase Rights and all options that are exercisable and in-the-money. The Tag-Along Right may be exercised by the Employee by delivery, not later than 5 days after receipt of the Notice, of a written notice (the "Tag-Along Notice") to the Company, which shall state the maximum number of shares of Common Stock and options that the Employee wishes to include in such sale to the purchaser. The Employee shall participate in any purchase specified in the Notice on the terms set forth therein (or on terms no less favorable to the Employee) and as provided in the Tag-Along Notice during the 90-day period following the date of the Notice. Any purchases following such 90-day period shall require a new Notice. All Transfers made pursuant to this
Section 2.4 shall be subject to the provisions of Section 3 (Transferees Subject to Agreement), if so requested by Jupiter. The provisions of this Section 2.4 shall terminate if the Principal Stockholder and its Affiliate Transferees own less than 20% of the shares of Common Stock held by Jupiter on the Effective Date.

                  2.5 Drag-Along Right. If the Principal Stockholder proposes to make a bona fide sale of its shares of Common Stock to a third party un-Affiliated with the Principal Stockholder (which may include another stockholder of the Company) in an amount equal to at least 10% of the Fully Diluted Shares (which amount shall be calculated based on the transaction in question or series of transactions related thereto), the Principal Stockholder shall have the right (the "Drag-Along Right"), exercisable upon 15 days' prior written notice, to require the Employee to sell a corresponding percentage (as the percentage being sold by the Principal Stockholder) of the number of shares of Common Stock (or then exercisable options) held by the Employee to such third party upon terms no less favorable to the Employee than those that apply to the Principal Stockholder with respect to such third party sale (provided, that the consideration payable to the Employee pursuant to the sale of a stock option shall be the amount that would be payable for

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Common Stock in such third party sale minus the exercise price of the option).
For purposes of calculating such corresponding percentage, there shall be included in such calculation (i) shares of Common Stock issuable pursuant to options which are then exercisable in accordance with the Plan that are in-the-money, and (ii) shares of Common Stock. The Employee hereby agrees to cooperate with the Principal Stockholder and to take any and all action reasonably required in connection with the consummation of such third party sale. Without limiting the foregoing, at the closing of any sale under this
Section 2.5, the Employee shall deliver certificates representing the shares of Common Stock and agreements representing the options to be sold, duly endorsed or assigned for transfer and accompanied by all requisite stock transfer taxes, and the Employee shall represent and warrant that he/she is the beneficial owner of such shares and options free and clear of any Encumbrances, with full authority and power to transfer such shares. All Transfers made pursuant to this
Section 2.5 shall, if so requested by Jupiter, be subject to the provisions of
Section 3 (Transferees Subject to Agreement).

                  2.6 Repurchase Rights.

                  The Company, first, (for a period of 90 days) and Jupiter, second, (for a period of an additional 90 days) have the right, but not the obligation, to purchase Option Shares from the Employee under the following circumstances at the prices outlined below:

        Event                                 Repurchase Right
        -----                                 ----------------
        Death or Disability                   No repurchase right
        Termination for Cause                 Lower of Cost or Fair Market Value
        Termination without Cause             Fair Market Value
        Resignation                           Lower of Cost or Fair Market Value

                  The Company may utilize either cash or, if constrained by financing or other arrangements, a subordinated note (interest rate equals prime rate; maturity equals 2 years) as consideration when exercising its repurchase rights hereunder.

                  The percent of the Employee's Option Shares on which the Company has a repurchase right under this Section in the cases of termination without Cause and resignation is as follows (all dates are measured from the Effective Date or, if later, the first date of employment of the Employee by the Company):

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        Event                                         Repurchase Percentage
        -----                                         ---------------------
        Before 1st anniversary                                     100%
        Between 1st and 2nd anniversary                            80%
        Between 2nd and 3rd anniversary                            60%
        Between 3rd and 4th anniversary                            40%
        Between 4th and 5th anniversary                            20%
        After 5th anniversary                                       0%

                  If the Employee is terminated for Cause or breaches any non-compete agreement with the Company, the Repurchase Percentage for all Options (except for Roll-over Options as to which this paragraph shall not apply) shall be 100% at all times, including after the fifth anniversary.

                  The exercise of a repurchase right hereunder by either the Company or Jupiter will not be subject to any Tag-Along Right or similar provisions available to other Employee stockholders.

                  The repurchase rights shall terminate only upon a Change in Control. Repurchase rights shall not apply to shares of Common Stock previously sold subject to a Tag-Along Right or a Drag-Along Right.

                  The repurchase rights hereunder will apply to all Option
Shares.

                  Section 3. Transferees Subject to Agreement. The Employee agrees that it will not make any Transfer (including, without limitation, to a Permitted Transferee) unless, prior to the consummation of any such Transfer, the Person to whom such Transfer will be made (a "Prospective Transferee") executes and delivers to the Company an agreement, in form and substance reasonably satisfactory to the Company, whereby such Prospective Transferee confirms that it shall be subject to this Agreement.

                  Section 4.  Legends.

                  4.1 Each certificate evidencing Option Shares shall bear a legend in substantially the following form:


         "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO REGISTRATION OF TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS SUCH TRANSFER IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT. THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, ALL AS SET FORTH IN A

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         STOCKHOLDERS AGREEMENT, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL
         EXECUTIVE OFFICES OF THE ISSUER."

                  Section 5. Miscellaneous.

                  5.1 Amendment. This Agreement cannot be amended orally, but only by an agreement in writing signed by the Company, the Principal Stockholder and the Employee, provided, that this Agreement can be amended without the consent of the Employee if such amendment is approved by the holders of at least 50% of the shares of Common Stock held by the stockholders of the Company other than the Principal Stockholder.

                  5.2 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NORTH CAROLINA.

                  5.3 Execution in Counterparts. This Agreement may be signed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                  5.4 Notices. All communications provided for herein shall be in writing and,

                           (i) if addressed to the Employee, shall be delivered
                  or mailed or to the Employee at his/her address in the employment records of the Company or to such other address as the Employee shall have notified the Company in writing, or

                           (ii) if addressed to the Company, shall be delivered
                  or mailed or telecopied to it at PCA International, Inc., 815 Matthews-Mint Hill Road, Matthews, North Carolina, 28105,
                  Attention: Chief Executive Officer, Telecopy: (704) 847-1548, with a copy to the Principal Stockholder, c/o Jupiter Partners II L.P., 30 Rockefeller Plaza, Suite 4525, New York, New York 10112, Attention: John A. Sprague, Telecopy: (212) 332-2829, or to such other address as the Company or the Principal Stockholder, as the case may be, shall have notified the Employee in writing. Except as otherwise expressly provided herein, any communication shall be deemed to have been given when delivered (if delivered by hand or by reputable overnight courier service), or if mailed, shall be deemed to have been given three days after having been so mailed.

                  5.5 Entire Agreement. This Agreement (including the Exhibits hereto) and the Agreements referred to herein embody the entire agreement and understanding among the parties and supersede all prior agreements and understandings relating to the subject matter hereof.

                  5.6 Copy of Agreement with Company. A counterpart of this Agreement shall be filed with the Company at its principal office.

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                  5.7 Specific Performance. The parties recognize that the
obligations imposed on them in this Agreement are special, unique and of extraordinary character, and that in the event of breach by any party, damages will be an insufficient remedy; consequently, it is agreed that the parties hereto may have specific performance (in addition to damages) as a remedy for the enforcement hereof, without proving damages. No party shall raise any argument as to the sufficiency of money damages.

                  5.8 Stock Option. This Agreement relates only to shares of Common Stock issued upon exercise of options and does not relate to the options themselves, except as specifically provided herein.


                  IN WITNESS WHEREOF, the parties hereto have hereunder signed their names or have caused this Agreement to be duly executed by their officers thereunder duly authorized as of the date first above written.

                                        PCA INTERNATIONAL, INC.


                                        By:________________________________
                                                 Authorized Officer


                                        JUPITER PARTNERS II L.P.

                                        By: Ganymede II LLC, its General Partner

                                        By:_________________________________


                                        ____________________________________
                                                    Employee